Exhibit 4.3

OTHER PARI PASSU LIEN SECURED PARTY CONSENT

Wilmington Trust National Association

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402-1544

Fax: (612) 217-5651

Attention: Clearwire Communications LLC Administrator

The undersigned is the Authorized Representative for Persons wishing to become Secured Parties (the “New Secured Parties”) under the Collateral Agreement dated as of November 24, 2009 (the “Collateral Agreement” (terms used without definition herein have the meanings assigned to such term by the Collateral Agreement)) among CLEARWIRE COMMUNICATIONS LLC (the “Company”), CLEARWIRE FINANCE, INC. (“Finance Co” and together with the Company, the “Issuers”), the Grantors party thereto and Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as Collateral Agent (the “Collateral Agent”).

In consideration of the foregoing, the undersigned hereby:

(i) represents that the Authorized Representative has been duly authorized by the New Secured Parties to become a party to the Collateral Agreement on behalf of the New Secured Parties under that Indenture dated as of January 27, 2012 (the “New Indenture”) by and among the Issuers and Wilmington Trust, National Association, as collateral agent and trustee (the “New Indenture Trustee” and the obligations under the New Indenture, the “New Secured Obligations”) and to act as the Authorized Representative for the New Secured Parties;

(ii) acknowledges that the New Indenture Trustee on behalf of the New Secured Parties has received a copy of the Collateral Agreement;

(iii) appoints and authorizes the Collateral Agent to take such action as agent on its behalf and on behalf of all other Secured Parties and to exercise such powers under the Collateral Agreement as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto;

(iv) agrees to serve as Authorized Representative for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms of the Collateral Agreement applicable to holders of Other Pari Passu Lien Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof and agrees that its address for receiving notices pursuant to the Collateral Agreement and the other Security Documents shall be as follows:

Wilmington Trust, National Association

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402-1544

Fax: (612) 217-5651

Attention: Clearwire Communications LLC Administrator

The Collateral Agent, by acknowledging and agreeing to this Other Pari Passu Lien Secured Party Consent, accepts the appointment set forth in clause (iii) above.

THIS OTHER PARI PASSU LIEN SECURED PARTY CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Other Pari Passu Lien Secured Party Consent to be duly executed by its authorized officer as of the 27th day of January, 2012.

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as trustee and collateral agent under the New Indenture

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

Acknowledged and Agreed
WILMINGTON TRUST, NATIONAL ASSOCIATION
(successor by merger to Wilmington Trust FSB), as Collateral Agent

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

CLEARWIRE COMMUNICATIONS LLC

By:	/s/ Hope F. Cochran
	Name:	Hope F. Cochran
	Title:	Chief Financial Officer

CLEARWIRE FINANCE, INC.

By:	/s/ Hope F. Cochran
	Name:	Hope F. Cochran
	Title:	Chief Financial Officer

CLEARWIRE LEGACY LLC
CLEARWIRE XOHM LLC

By:	Clearwire Communications, LLC, as manager

By:	/s/ Hope F. Cochran
	Name:	Hope F. Cochran
	Title:	Chief Financial Officer

CLEAR MANAGEMENT SERVICES LLC
CLEAR WIRELESS, LLC
CLEARWIRE IP HOLDINGS LLC
CLEARWIRE SPECTRUM HOLDINGS III LLC

By:	Clearwire Communications LLC, as member

By:	/s/ Hope F. Cochran
Name:	Hope F. Cochran
Title:	Chief Financial Officer

CLEAR GLOBAL SERVICES LLC
CLEAR PARTNER HOLDINGS LLC

By:	Clear Wireless LLC, as member

By:	/s/ Hope F. Cochran
Name:	Hope F. Cochran
Title:	Chief Financial Officer

CLEARWIRE TELECOMMUNICATIONS SERVICES, LLC
FIXED WIRELESS HOLDINGS, LLC
CLEARWIRE SPECTRUM HOLDINGS II LLC
CLEARWIRE SPECTRUM HOLDINGS LLC

By:	Clearwire Legacy LLC, as member

By:	/s/ Hope F. Cochran
Name:	Hope F. Cochran
Title:	Chief Financial Officer

ALDA WIRELESS HOLDINGS, LLC

AMERICAN TELECASTING DEVELOPMENT, LLC

AMERICAN TELECASTING OF ANCHORAGE, LLC

AMERICAN TELECASTING OF BEND, LLC

AMERICAN TELECASTING OF COLUMBUS, LLC

AMERICAN TELECASTING OF DENVER, LLC

AMERICAN TELECASTING OF FORT MYERS, LLC AMERICAN TELECASTING OF FT. COLLINS, LLC

AMERICAN TELECASTING OF GREEN BAY, LLC

AMERICAN TELECASTING OF LANSING, LLC

AMERICAN TELECASTING OF LINCOLN, LLC

AMERICAN TELECASTING LITTLE ROCK, LLC

AMERICAN TELECASTING OF LOUISVILLE, LLC

AMERICAN TELECASTING OF MEDFORD, LLC

AMERICAN TELECASTING OF MICHIANA, LLC

AMERICAN TELECASTING OF MONTEREY, LLC

AMERICAN TELECASTING OF REDDING, LLC

AMERICAN TELECASTING OF SANTA BARBARA, LLC

AMERICAN TELECASTING OF SEATTLE, LLC

AMERICAN TELECASTING OF SHERIDAN, LLC

AMERICAN TELECASTING OF YUBA CITY, LLC

ATI OF SANTA ROSA, LLC

ATI SUB, LLC

ATL MDS, LLC

BAY AREA CABLEVISION, LLC

BROADCAST CABLE, LLC

FRESNO MMDS ASSOCIATES, LLC

KENNEWICK LICENSING, LLC

NSAC, LLC

PCTV GOLD II, LLC

PCTV OF SALT LAKE CITY, LLC

PCTV SUB, LLC

PEOPLE’S CHOICE TV OF ALBUQUERQUE, LLC

PEOPLE’S CHOICE TV OF HOUSTON, LLC

PEOPLE’S CHOICE TV OF ST. LOUIS, LLC

SPEEDCHOICE OF DETROIT, LLC

SCC X, LLC

SPEEDCHOICE OF PHOENIX, LLC

SPRINT (BAY AREA), LLC

TDI ACQUISITION SUB, LLC

TRANSWORLD TELECOM II, LLC

WAVEPATH SUB, LLC

WBS OF AMERICA, LLC

WBS OF SACRAMENTO, LLC

WBSFP LICENSING, LLC

WBSY LICENSING, LLC

WCOF, LLC
WIRELESS BROADBAND SERVICES OF AMERICA, LLC

By:	Clearwire XOHM LLC, as manager

By:	/s/ Hope F. Cochran
Name:	Hope F. Cochran
Title:	Chief Financial Officer